COMMON UNIT PURCHASE AGREEMENT

between

ENERGY TRANSFER PARTNERS, L.P.

and

ENERGY TRANSFER EQUITY, L.P.

i

ii

COMMON UNIT PURCHASE AGREEMENT
This COMMON UNIT PURCHASE AGREEMENT, dated as of January 6, 2017 (this “Agreement”), is by and between ENERGY TRANSFER PARTNERS, L.P., a Delaware limited partnership (“ETP”), and ENERGY TRANSFER EQUITY, L.P., a Delaware limited partnership (the “Purchaser”). ETP and the Purchaser are sometimes referred to herein as a “Party” and, collectively, as the “Parties.”
WHEREAS, in order to fund the repayment of borrowings under the ETP Credit Facility (as defined below) and for other general partnership purposes of ETP, ETP desires to sell to the Purchaser, and the Purchaser desires to purchase from ETP, certain Common Units (as defined below), in accordance with the provisions of this Agreement; and
WHEREAS, ETP and the Purchaser will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A pursuant to which ETP will provide the Purchaser with certain registration rights with respect to the Common Units acquired pursuant hereto.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement and any and all other agreements or instruments executed and delivered by the Parties to evidence the execution, delivery and performance of any of the Basic Documents, and any amendments, supplements, continuations or modifications thereto.
“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by law or other governmental action to close.
“Class E Units” shall have the meaning given to such term in the Partnership Agreement.
“Class G Units” hall have the meaning given to such term in the Partnership Agreement.

“Class H Units” hall have the meaning given to such term in the Partnership Agreement.
“Class I Units” hall have the meaning given to such term in the Partnership Agreement.
“Class J Units” hall have the meaning given to such term in the Partnership Agreement.
“Class K Units” hall have the meaning given to such term in the Partnership Agreement.
“Closing(s)” shall have the meaning specified in Section 2.02.
“Closing Date(s)” shall have the meaning specified in Section 2.02.
“Commission” means the United States Securities and Exchange Commission.
“Common Units” shall have the meaning given to such term in the Partnership Agreement.
“Delaware LLC Act” shall have the meaning specified in Section 3.02.
“Delaware LP Act” shall have the meaning specified in Section 3.02.
“DTC” shall have the meaning specified in Section 2.04.
“ETP” has the meaning set forth in the introductory paragraph.
“ETP Credit Facility” means the Second Amended and Restated Credit Agreement, dated as of October 27, 2011, by and among ETP and Wells Fargo Bank, National Association, as administrative agent, and the other agents and lenders party thereto, as amended as of the date hereof and from time to time.
“ETP Financial Statements” shall have the meaning specified in Section 3.03.
“ETP GP LP” means Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of ETP.
“ETP GP LLC” means Energy Transfer Partners, L.L.C., a Delaware limited liability company and the general partner of ETP GP LP.
“ETP Material Adverse Effect” means any material and adverse effect on (a) the assets, liabilities, financial condition, business, operations, affairs or prospects of ETP and its Subsidiaries taken as a whole; (b) the ability of ETP and its Subsidiaries taken as a whole to carry on their business as such business is conducted as of the date hereof or to meet their obligations under the Basic Documents on a timely basis; or (c)  the ability of ETP to consummate the transactions contemplated hereby; provided, however, that a ETP Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (x) a general deterioration in the economy or changes in the general state of the industries in which the ETP Parties operate, except to the extent that the ETP Parties, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon ETP and its Subsidiaries or their respective businesses or any change in applicable Law, or the interpretation thereof.
“ETP Parties” means ETP, the General Partner and all of ETP’s Subsidiaries.
“ETP Related Parties” shall have the meaning specified in Section 5.02.
“ETP SEC Documents” shall have the meaning specified in Section 3.03.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“General Partner” means Energy Transfer Partners GP, L.P., and, as the context requires, includes Energy Transfer Partners, L.L.C.
“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to ETP means a Governmental Authority having jurisdiction over ETP, its Subsidiaries or any of their respective Properties.
“Incentive Distribution Rights” shall have the meaning given to such term in the Partnership Agreement.
“Indemnified Party” shall have the meaning specified in Section 5.03.
“Indemnifying Party” shall have the meaning specified in Section 5.03.
“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority or other encumbrance upon or with respect to any property of any kind.
“NYSE” means the New York Stock Exchange.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of ETP, dated July 28, 2009, as amended as of the date hereof and from time to time.
“Partnership Securities” means any class or series of equity interest in ETP (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in ETP), including the Common Units, Class E Units, Class G Units, Class H Units, Class I Units, Class J Units, Class K Units, Series A Preferred Units and the Incentive Distribution Rights.
“Party” or “Parties” has the meaning set forth in the introductory paragraph.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Purchased Units” means the number of Common Units equal to the quotient determined by dividing (a) the Purchase Price by (b) the Purchased Unit Price, rounded to the nearest whole Common Unit.
“Purchased Unit Price” means the volume-weighted average of the closing price of the Common Units on the NYSE for the 10 trading day period ending on January 5, 2017, signed by ETE in connection with the Private Placement, as reported in Bloomberg Financial Markets, or, if not reported therein, as reported by Dow Jones.
“Purchase Price” means $568,000,000.
“Purchaser Related Parties” shall have the meaning specified in Section 5.01.
“Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.
“Private Placement” means the private placement of common units representing limited partner interests in Purchaser pursuant to the Common Unit Purchase Agreement dated as of January 6, 2017 by and among Purchaser and the purchasers party thereto.
“Registration Rights Agreement” shall have the meaning set forth in the recitals.
“Representatives” means, with respect to any Person, the officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Series A Preferred Units” means “Series A Cumulative Convertible Preferred Units” as defined in the Partnership Agreement.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.
Section 1.02    Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all ETP Financial Statements and certificates and reports as to financial matters required to be furnished to the Purchaser hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.
ARTICLE II
AGREEMENT TO SELL AND PURCHASE
Section 2.01    Sale and Purchase. Subject to the terms and conditions hereof, ETP hereby agrees to issue and sell to the Purchaser, free and clear of any and all Liens, and the Purchaser hereby agrees to purchase from ETP, all of the Purchased Units, and the Purchaser agrees to pay ETP the Purchase Price. Upon payment of the Purchase Price at Closing, the Purchased Units shall be fully paid for.
Section 2.02    Closings. Subject to the terms and conditions hereof, the consummation of the purchase and sale of Purchased Units hereunder (the “First Closing”) shall take place on January 12, 2017 at the offices of ETP, and the second consummation of the purchase and sale of Purchased Units hereunder (the “Second Closing”, together with the First Closing, the “Closings”) shall take place on January 20, 2017, or in each case at such other time and location as mutually agreed by the Parties (collectively, the “Closing Dates”). The Parties agree that the Closings may occur via delivery of facsimiles or e-mailed PDF scans of this Agreement and the other closing deliveries.
Section 2.03    Conditions to Closings.
(a)    Mutual Conditions. The respective obligations of each Party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Dates of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i)    no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;
(ii)    there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and
(iii)    the Private Placement shall have been consummated and completed and the purchase price for the ETE common units issued in such Private Placement shall have been received by Purchaser.
(b)    Purchaser Conditions. The obligation of the Purchaser to consummate the purchase of the Purchased Units shall be subject to the satisfaction on or prior to each of the Closing Dates of each of the following conditions (any or all of which may be waived by the Purchaser in writing, in whole or in part, to the extent permitted by applicable Law):
(i)    the representations and warranties of ETP contained in this Agreement that are qualified by materiality or ETP Material Adverse Effect shall be true and correct as of each of the Closing Dates as if made on and as of the Closing Dates and all other representations and warranties shall be true and correct in all material respects as of each of the Closing Dates as if made on and as of the Closing Dates (except that representations made as of a specific date shall be required to be true and correct as of such date only);
(ii)    an application shall have been submitted to list the Purchased Units on the NYSE; and
(iii)    ETP shall have delivered, or caused to be delivered, to the Purchaser at the Closings, ETP’s closing deliveries described in Section 2.04.
(c)    ETP’s Conditions. The obligation of ETP to consummate the sale of the Purchased Units to the Purchaser shall be subject to the satisfaction on or prior to each of the Closing Dates of the following condition (which may be waived by ETP in writing, in whole or in part, to the extent permitted by applicable Law):
(i)    the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Dates as if made on and as of the Closing Dates (except that representations made as of a specific date shall be required to be true and correct as of such date only); and
(ii)    the Purchaser shall have delivered, or caused to be delivered, to ETP at the Closings, the Purchaser’s closing deliveries described in Section 2.05.

Section 2.04    ETP Deliveries. At each Closing, subject to the terms and conditions hereof, ETP will deliver, or cause to be delivered, to the Purchaser:
(a)    The Purchased Units by electronic delivery to The Depository Trust Company (“DTC”) on the Purchaser’s behalf, registered in such name(s) as the Purchaser has designated;
(b)    Copies of (i) the Certificate of Limited Partnership of ETP, (ii) the Certificate of Limited Partnership of ETP GP LP and (iii) the Certificate of Formation of ETP GP LLC, each certified by the Secretary of State of the jurisdiction of its formation as of a recent date;
(c)    A certificate of the Secretary of State of the State of Delaware, dated a recent date, that ETP is in good standing;
(d)    A cross-receipt executed by ETP and delivered to the Purchaser certifying that it has received the Purchase Price as of the applicable Closing Date;
(e)    The executed Registration Rights Agreement; and
(f)    A certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of ETP, certifying as to and attaching (i) the Partnership Agreement, (ii) board and/or conflicts committee resolutions constituting Special Approval (as defined in the Partnership Agreement) authorizing the execution and delivery of the Basic Documents and the consummation of the transactions contemplated thereby and (iii) its incumbent officers authorized to execute the Basic Documents to which it is a party, setting forth the name and title and bearing the signatures of such officers.
Section 2.05    Purchaser’s Deliveries. At each Closing, subject to the terms and conditions hereof, the Purchaser will deliver, or cause to be delivered, to ETP:
(a)    Payment to ETP of the Purchase Price by wire transfer of immediately available funds to an account designated by ETP in writing at least two Business Days prior to the Closing Date;
(b)    The executed Registration Rights Agreement; and
(c)    A cross-receipt executed by the Purchaser and delivered to ETP certifying that it has received the Purchased Units as of the applicable Closing Date.
ARTICLE III
REPRESENTATIONS AND WARRANTIES AND COVENANTS RELATED TO ETP
ETP represents and warrants to and covenants with the Purchaser as follows:
Section 3.01    Partnership Existence. ETP (a) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware; and (b) has all requisite limited partnership power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use and operate its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a ETP Material Adverse Effect. Each of ETP’s Subsidiaries has been duly formed and is validly existing and in good standing under the laws of the State or other jurisdiction of its organization, and has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own, lease, use or operate its respective Properties and carry on its business as now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not be reasonably likely to have a ETP Material Adverse Effect. None of ETP nor any of its Subsidiaries are in default in the performance, observance or fulfillment of any provision of, in the case of ETP, the Partnership Agreement or its Certificate of Limited Partnership or, in the case of any Subsidiary of ETP, its respective certificate of incorporation, certification of formation, bylaws, limited liability company agreement or other similar organizational documents. Each of ETP and its Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not be reasonably likely to have a ETP Material Adverse Effect.
Section 3.02    Capitalization and Valid Issuance of Purchased Units.
(a)    As of the date of this Agreement, prior to the issuance and sale of the Purchased Units, as contemplated hereby, the issued and outstanding limited partner interests of ETP consist of 530,654,971 Common Units, 8,853,382 Class E Units, 90,706,000 Class G Units, 81,001,069 Class H Units, 100 Class I Units, 0 Class J Units, 101,525,429 Class K Units, 1,912,569 Series A Cumulative Convertible Preferred Units and the Incentive Distribution Rights. The only issued and outstanding general partner interests of ETP are the interests of the General Partner described in the Partnership Agreement. All outstanding Common Units, Class E Units, Class G Units, Class H Units, Class I Units, Class K Units, Series A Preferred Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).
(b)    Other than the Second Amended and Restated Energy Transfer Partners, L.P. 2008 Long-Term Incentive Plan, ETP has no equity compensation plans that contemplate the issuance of partnership interests of ETP (or securities convertible into or exchangeable for partnership interests of ETP). No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which ETP unitholders may vote are issued or outstanding. Except as set forth in the first sentence of this Section 3.02(b), as contemplated by this Agreement or as are provided in the Partnership Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character obligating ETP or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interest in, ETP or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests, (ii) obligations of ETP or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or equity interests of ETP or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which ETP or any of its Subsidiaries is a party with respect to the voting of the equity interests of ETP or any of its Subsidiaries.
(c)    (i) All of the issued and outstanding equity interests of each of ETP’s Subsidiaries (except for the entities listed on Exhibit B) are owned, directly or indirectly, by ETP free and clear of any Liens (except for such restrictions as may exist under applicable Law and for such Liens as may be imposed under the ETP Credit Facility and the indentures governing senior notes of ETP), and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required in the organizational documents of ETP’s Subsidiaries, as applicable) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18‑607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and Sections 101.114 and 101.206 of the Texas Business Organizations Code) and free of preemptive rights and (ii) except as disclosed in the ETP SEC Documents, neither ETP nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.
(d)    The Purchased Units will be duly authorized by ETP pursuant to the Partnership Agreement prior to the Closings and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under the Partnership Agreement or this Agreement and under applicable state and federal securities laws and (ii) such Liens as are created by the Purchaser.
(e)    The Common Units are listed on the NYSE, and ETP has not received any notice of delisting from the NYSE.
Section 3.03    ETP SEC Documents. ETP has timely filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents, collectively the “ETP SEC Documents”). The ETP SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “ETP Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed ETP SEC Document filed prior to the date hereof) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in light of the circumstances under which they were made in the case of any prospectus) not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) in the case of the ETP Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the Commission with respect to interim financial statements), and (e) in the case of the ETP Financial Statements, fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of ETP and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Grant Thornton LLP is an independent, registered public accounting firm with respect to ETP and has not resigned or been dismissed as independent public accountants of ETP as a result of or in connection with any disagreement with ETP on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
Section 3.04    No Material Adverse Change. Except as set forth in or contemplated by the ETP SEC Documents filed with the Commission on or prior to the date hereof, since the date of ETP’s most recent Form 10-K filing with the Commission, ETP and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no (a) change, event, occurrence, effect, fact, circumstance or condition that has had or would be reasonably likely to have a ETP Material Adverse Effect, (b) acquisition or disposition of any material asset by ETP or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business or as disclosed in the ETP SEC Documents, or (c) material change in ETP’s accounting principles, practices or methods.
Section 3.05    Litigation. Except as set forth in the ETP SEC Documents, there is no action, suit, or proceeding pending (including any investigation, litigation or inquiry) or, to ETP’s knowledge, contemplated or threatened against or affecting any of the ETP Parties or any of their respective officers, directors, properties or assets, which (a) questions the validity of this Agreement or the right of ETP to enter into this Agreement or to consummate the transactions contemplated hereby or (b) (individually or in the aggregate) would be reasonably likely to result in a ETP Material Adverse Effect.
Section 3.06    No Violations; Compliance with Laws. As of each Closing Date, the execution, delivery and performance by ETP of the Basic Documents to which it is a party and compliance by ETP with the terms and provisions thereof, and the issuance and sale by ETP of the Purchased Units, do not and will not (a) assuming the accuracy of the representations and warranties of the Purchaser contained herein and their compliance with the covenants contained herein, violate any provision of any Law or Permit having applicability to ETP or any of its Subsidiaries or any of their respective Properties, (b)  result in a violation or breach of any provision of the certificate of limited partnership or other organizational documents of ETP, or the Partnership Agreement, or any organizational documents of any of ETP’s Subsidiaries, (c) require any consent, approval or notice (other than those previously obtained or given) under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which ETP or any of its Subsidiaries is a party or by which ETP or any of its Subsidiaries or any of their respective Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by ETP or any of its Subsidiaries, except in the case of clause (b) where any such violation, default, breach, termination, cancellation, failure to receive consent, approval or notice, or acceleration with respect to the foregoing provisions of this Section 3.06 would not be, individually or in the aggregate, reasonably likely to result in a ETP Material Adverse Effect.
Section 3.07    Authority, Enforceability. ETP has all necessary limited partnership power and authority to execute, deliver and perform its obligations under the Basic Documents, and the execution, delivery and performance by ETP of the Basic Documents to which it is a party have been duly authorized by all necessary action on the part of the General Partner; and the Basic Documents to which it is a party constitute the legal, valid and binding obligations of ETP, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity and except as the rights to indemnification may be limited by applicable Law (regardless of whether such enforceability is considered in a proceeding in law or in equity). No approval from the holders of the Common Units, Class E Units, Class G Units, Class H Units, Class I Units, Class J Units, Class K Units, Series A Preferred Units or Incentive Distribution Rights is required in connection with ETP’s issuance and sale of the Purchased Units to the Purchaser.
Section 3.08    Approvals. Except for the approvals that have already been obtained and the authorization of the NYSE for the listing of the Purchased Units, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by ETP of any of the Basic Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, be reasonably likely to have a ETP Material Adverse Effect.
Section 3.09    MLP Status. ETP is properly treated as a partnership for United States federal income tax purposes and more than 90% of ETP’s current gross income is qualifying income under Section 7704(d) of the Internal Revenue Code of 1986, as amended.
Section 3.10    Valid Private Placement. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the sale and issuance of the Purchased Units to the Purchaser pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither ETP nor, to the knowledge of ETP, any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemptions.
Section 3.11    Investment Company Status. ETP is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 3.12    Certain Fees. No fees or commissions are or will be payable by ETP to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. ETP agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by ETP or alleged to have been incurred by ETP in connection with the sale of the Purchased Units or the consummation of the transactions contemplated by this Agreement.
Section 3.13    Insurance. ETP and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. ETP does not have any reason to believe that it or any of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
Section 3.14    Internal Accounting Controls. ETP and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. ETP is not aware of any material weaknesses with respect to its internal accounting controls.
Section 3.15    Listing and Maintenance Requirements. The issuance and sale of the Purchased Units does not contravene the rules and regulations of the NYSE.
Section 3.16    Taking of Necessary Actions. ETP shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, ETP shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other Parties, as the case may be, advisable for the consummation of the transactions contemplated by the Basic Documents.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PURCHASER
The Purchaser hereby represents and warrants and covenants to ETP that:
Section 4.01    Existence. The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, with all necessary limited liability company power and authority to own properties and to conduct its business as currently conducted.

Section 4.02    Authorization, Enforceability. The Purchaser has all necessary limited partnership power and authority to enter into, deliver and perform its obligations under the Basic Documents to which it is a party. The execution, delivery and performance of this the Basic Documents to which it is a party by the Purchaser and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary action, and no further consent or authorization of the Purchaser is required. The Basic Documents to which it is a party have been duly executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity and except as the rights to indemnification may be limited by applicable Law (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 4.03    No Breach. The execution, delivery and performance of the Basic Documents to which it is a party by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the properties or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Purchaser, or (c) violate any statute, order, rule or regulation of any Governmental Authority having jurisdiction over the Purchaser or the properties or assets of the Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.
Section 4.04    Certain Fees. No fees or commissions are or will be payable by the Purchaser to brokers, finders, or investment bankers with respect to the purchase of the Purchased Units or the consummation of the transactions contemplated by the Basic Documents. The Purchaser agrees that it will indemnify and hold harmless ETP from and against any and all claims, demands or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Purchaser or alleged to have been incurred by the Purchaser in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by the Basic Documents.
Section 4.05    Investment. The Purchased Units are being acquired for the Purchaser’s own account, not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and the Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of any securities Laws, without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units pursuant to a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, if available, Rule 144 under the Securities Act). If the Purchaser should in the future decide to dispose of any of the Purchased Units, the Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities Laws, as then in effect, or pursuant to an exemption therefrom (including Rule 144 under the Securities Act) or (ii) in the manner contemplated by any registration statement under the Securities Act pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to the Purchased Units. Notwithstanding the foregoing, the Purchaser may at any time transfer Purchased Units to an Affiliate of the Purchaser provided that any such transaction is exempt from registration under the Securities Act and that such Affiliate agrees to be bound by the terms and conditions of this Agreement.
Section 4.06    Nature of Purchaser. The Purchaser (a) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.
Section 4.07    Restricted Securities. The Purchaser understands that the Purchased Units are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from ETP in a transaction not involving a public offering and that under such Laws such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is knowledgeable with respect to Rule 144 under the Securities Act.
Section 4.08    Receipt of Information. The Purchaser has (a) had access to ETP’s periodic filings with the Commission and (b) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of ETP regarding such matters.
Section 4.09    Legend. It is understood that the Purchased Units, as represented in one or more accounts with DTC, will bear the following legend:
THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IS SUBJECT TO THE TERMS OF THE SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, AS AMENDED, OF ENERGY TRANSFER PARTNERS, L.P. THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ENERGY TRANSFER PARTNERS, L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF ENERGY TRANSFER PARTNERS, L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE ENERGY TRANSER PARTNERS, L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX

PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). ETP GP LP, THE GENERAL PARTNER OF ENERGY TRANSFER PARTNERS, L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF ENERGY TRANSER PARTNERS, L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
Section 4.10    Short Selling. The Purchaser has not entered into any short sales of the Common Units owned by it between the time it first began discussion with ETP about the transactions contemplated by this Agreement and the date hereof (it being understood that the entering into of a total return swap shall not be considered a short sale of Common Units).
Section 4.11    Trading Activities. The Purchaser’s trading activities, if any, with respect to the Common Units will be in compliance with all applicable state and federal securities Laws and the rules and regulations of the NYSE.
Section 4.12    Taking of Necessary Actions. The Purchaser shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Purchaser shall use its commercially reasonable efforts to assist ETP in making all filings and obtaining all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of ETP, advisable for the consummation of the transactions contemplated by the Basic Documents.
ARTICLE V
INDEMNIFICATION, COSTS AND EXPENSES
Section 5.01    Indemnification by ETP. ETP agrees to indemnify the Purchaser, LE GP, LLC and their respective Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to (a) the breach of any of the representations, warranties or covenants of ETP contained herein, provided such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty and (b) claims made by any third party or governmental agency in any proceeding as to which any Purchaser Related Party is a party or defendant thereto (whether or not such Purchaser Related Party is a primary defendant) (i) with respect to any breach of fiduciary duty (whether arising at law, in equity or by contract) or (ii) any violation of law or regulation by any ETP Related Party, in the case of (i) or (ii) in connection with the entry into this Agreement and the performance of the transactions contemplated hereby; provided, however, that no Purchaser Related Party shall be entitled to recover special, consequential or punitive damages with respect to claims pursuant to clause (a) of this Section 5.01. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Purchased Units, which is specifically included in damages covered by Purchaser Related Parties’ indemnification.
Section 5.02    Indemnification by the Purchaser. The Purchaser agrees to indemnify ETP, the General Partner, and their respective Representatives (collectively, “ETP Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Purchaser contained herein, provided such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty, provided, however, that the liability of the Purchaser shall not be greater in amount than the Purchase Price.
Section 5.03    Indemnification Procedure. Promptly after any ETP Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrong doing by, the Indemnified Party.
ARTICLE VI
MISCELLANEOUS
Section 6.01    Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever ETP has an obligation under a Basic Document, the expense of complying with that obligation shall be an expense of ETP unless otherwise specified. Whenever any determination, consent or approval is to be made or given by the Purchaser, such action shall be in such the Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect.
Section 6.02    Survival of Provisions. The representations and warranties set forth in Sections 3.02, 3.07, 3.08, 3.11, 3.12, 4.02 and 4.04 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of 12 months following the First Closing Date regardless of any investigation made by or on behalf of ETP or the Purchaser. The covenants made in this Agreement or any other Basic Document shall survive the Closings of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment or repurchase thereof. All indemnification obligations of ETP and the Purchaser and the provisions of Article V shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing referencing that individual Section, regardless of any purported general termination of this Agreement.
Section 6.03    No Waiver; Modifications in Writing.
(a)    Delay. No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.
(b)    Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure by ETP from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on ETP in any case shall entitle ETP to any other or further notice or demand in similar or other circumstances.
Section 6.04    Binding Effect; Assignment.
(a)    Binding Effect. This Agreement shall be binding upon ETP, the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement (including, without limitation, Article V), this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties and their respective successors and permitted assigns.
(b)    Assignment of Rights. All or any portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to any Affiliate of the Purchaser without the consent of ETP. No portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to a non-Affiliate without the written consent of ETP.
Section 6.05    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:
To ETP:

Energy Transfer Partners, L.P.
8111 Westchester Drive, Suite 600
Dallas, Texas 75225

Facsimile:     (214) 981-0701
Attention:    Thomas E. Long
Email:        tom.long@energytransfer.com
To the Purchaser:
Energy Transfer Equity, L.P.
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
Facsimile:    (214) 981-0701
Attention:    Thomas P. Mason
Email:         tom.mason@energytransfer.com

with copies to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Facsimile:    (713) 546-5401
Attention:    William N. Finnegan
Email:        bill.finnegan@lw.com

or to such other address as ETP or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
Section 6.06    Entire Agreement. This Agreement and the other Basic Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Basic Documents with respect to the rights granted by ETP or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement and the other Basic Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter.
Section 6.07    Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.
Section 6.08    Waiver of Jury Trial. Each Party irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement to the fullest extent permitted by applicable law.

Section 6.09    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 6.10    Costs and Expenses. Each Party shall be responsible for such Party’s own expenses in connection with the Basic Documents and the transactions contemplated thereby.
Section 6.11    Termination.
(a)    Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closings by the Purchaser, upon a breach in any material respect by ETP of any covenant or agreement set forth in this Agreement.
(b)    Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closings by ETP, upon a breach in any material respect by the Purchaser of any covenant or agreement set forth in this Agreement.
(c)    Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closings if a Law shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by any of the other Basic Documents or makes the transactions contemplated by any of the Basic Documents illegal.
(d)    In the event of the termination of this Agreement as provided in this Section 6.11 (i) this Agreement shall forthwith become null and void and (ii) there shall be no liability on the part of any Party; provided that nothing herein shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties execute this Agreement, effective as of the date first above written.
ENERGY TRANSFER PARTNERS, L.P.

By:    Energy Transfer Partners GP, L.P.,
its general partner
By:    Energy Transfer Partners, L.L.C.,
its general partner

By: __/s/ Thomas E. Long__
Name: Thomas E. Long
Title: Chief Financial Officer

ENERGY TRANSFER EQUITY, L.P.

By: LE GP, LLC, its general partner

By:     /s/ John W. McReynolds
Name: John W. McReynolds
Title: President

Exhibit A

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

ENERGY TRANSFER PARTNERS, L.P.

AND

ENERGY TRANSFER EQUITY, L.P.

REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of January 12, 2017, by and between ENERGY TRANSFER PARTNERS, L.P., a Delaware limited partnership (“ETP”) and ENERGY TRANSFER EQUITY, L.P., a Delaware limited partnership (“ETE”).
This Agreement is made in connection with this issuance of the Common Units (as defined below) to ETE pursuant to that certain Common Unit Purchase Agreement dated as of even date herewith (the “Purchase Agreement”) by and between ETE and ETP.
In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Definitions. The terms set forth below are used herein as so defined:
“Commission” means the U.S. Securities and Exchange Commission.
“Common Units” means 15,785,056 common units representing limited partner interests in ETP issued to ETE pursuant to the Purchase Agreement.
“Effectiveness Period” has the meaning specified therefor in Section 2.01(a).
“ETE” has the meaning specified therefor in the preamble of this Agreement.
“ETP” has the meaning specified therefor in the preamble of this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Holder” means the record holder of any Registrable Securities.
“Losses” has the meaning specified therefor in Section 2.07(a).
“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.
“Purchase Agreement” has the meaning specified therefor in the preamble of this Agreement.
“Registrable Securities” means the Common Units until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.

“Registration Expenses” means all expenses incident to ETP’s performance under or in compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for ETP, including the expenses of any special audits or “comfort letters” required by or incident to such performance and compliance.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Selling Expenses” means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.
“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Shelf Registration Statement.
“Shelf Registration” has the meaning specified therefor in Section 2.01(a).
“Shelf Registration Statement” has the meaning specified therefor in Section 2.01(a).
“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
Section 1.02    Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 under the Securities Act (or any successor rule or regulation to Rule 144); (c) such Registrable Security is held by ETP or one of its subsidiaries; or (d) such Registrable Security is eligible for resale (without restriction, including but not limited to, volume limitations) under Rule 144 under the Securities Act (or any similar provisions then in force under the Securities Act) under the Securities Act.
ARTICLE II
REGISTRATION RIGHTS
Section 2.01    Shelf Registration.

(a)    Shelf Registration. At the option and upon the request of the holders of a majority of the Common Units, ETP shall prepare and file a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 (or any similar provision then in force) of the Securities Act (the “Shelf Registration Statement”). ETP shall use its reasonable best efforts to file the Shelf Registration Statement within 45 days of any such request and cause it to be effective as soon as reasonably practicable thereafter (the “Shelf Registration”); provided, however, that ETP shall not be required to effect more than three registrations pursuant to this Section 2.01(a). The Shelf Registration Statement filed pursuant to this Section 2.01(a) shall be on such appropriate registration form of the Commission as shall be selected by ETP; provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time shall notify ETE in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, ETP shall use its reasonable best efforts to include such information in such a prospectus supplement. ETP will cause the Shelf Registration Statement filed pursuant to this Section 2.01(a) to be continuously effective under the Securities Act until all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). The Shelf Registration Statement, when declared effective (including the documents incorporated therein by reference), will comply as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If ETP determines in good faith that the requested registration pursuant to this Section 2.01(a) would be materially detrimental to ETP because such registration would (i) materially interfere with a significant acquisition, reorganization or other similar transaction involving ETP, (ii) require premature disclosure of material information that ETP has a bona fide business purpose for preserving as confidential or (iii) render ETP unable to comply with requirements under applicable securities laws, then ETP shall have the right to postpone such requested registration for a period of not more than three months after receipt of ETE’s request, such right pursuant to this Section 2.01(a) not to be utilized more than twice in any twelve-month period.
(b)    Delay Rights. Notwithstanding anything to the contrary contained herein, ETP may, upon written notice to any Selling Holder whose Registrable Securities are included in a Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of such Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Shelf Registration Statement) if ETP (i) is pursuing a financing, acquisition, merger, reorganization, disposition or other similar transaction and determines in good faith that its ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) has experienced some other material non-public event the disclosure of which at such time, in the good faith determination of ETP would materially and adversely affect ETP. Upon disclosure of such information or the termination of the condition described above, ETP shall promptly (x) provide prompt notice to such Selling Holders, (y) terminate any suspension of sales it has put into effect and (z) take such other actions to permit sales of Registrable Securities pursuant to such Shelf Registration Statement as contemplated in this Agreement.
Section 2.02    Underwritten Offering. In the event that the Selling Holders holding a majority of the Common Units elect to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering, ETP shall enter into an underwriting agreement in customary form with the Managing Underwriter and other underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.07, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registrable Securities. In connection with any Underwritten Offering under this Agreement, ETP shall be entitled to select the Managing Underwriter or Underwriters, subject to the consent of ETE not to be unreasonably withheld. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, ETP to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with ETP other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to ETP and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such offering to be effective. No such withdrawal or abandonment shall affect ETP’s obligation to pay Registration Expenses.
Section 2.03    Registration Procedures. In connection with its obligations contained in Section 2.01, ETP will, as expeditiously as possible:
(a)    prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;
(b)    furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement;
(c)    if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided that neither ETP nor any of its affiliates will be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
(d)    promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any prospectus or prospectus supplement thereto;
(e)    immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by ETP of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, ETP agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing, and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(f)    furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(g)    in the case of an Underwritten Offering, furnish upon request and addressed to the underwriters and to the Selling Holders, (i) an opinion of counsel for ETP, dated the effective date of the closing under the underwriting agreement, and (ii) a “comfort letter”, dated the date of the underwriting agreement with respect to such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified ETP’s financial statements included or incorporated by reference into the applicable Shelf Registration Statement, and each of the opinion and the “comfort letter” shall be in customary form and covering substantially the same matters with respect to such Shelf Registration Statement (and the prospectus and any prospectus supplement included therein) and as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities, and such other matters as such underwriters may reasonably request;
(h)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such Shelf Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(i)    make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and ETP personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act;

provided that ETP need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with ETP;
(j)    cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by ETP are then listed;
(k)    use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of ETP to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(l)    provide a transfer agent and registrar for all Registrable Securities covered by such Shelf Registration Statement not later than the effective date of such Shelf Registration Statement; and
(m)    enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, including participation in “roadshows,” as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.
Each Selling Holder, upon receipt of notice from ETP of the happening of any event of the kind described in subsection (e) of this Section 2.03, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.03 or until it is advised in writing by ETP that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by ETP, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to ETP (at ETP’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
Section 2.04    Cooperation by Holders. ETP shall have no obligation to include in the Shelf Registration Statement Common Units of a Holder who has failed to timely furnish such information which, in the opinion of counsel to ETP, is reasonably required in order for the Shelf Registration Statement or any prospectus or prospectus supplement thereto, as applicable, to comply with the Securities Act.
Section 2.05    Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any sale or distribution of the Registrable Securities during the lock-up period contained in a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten

Offering, provided that (i) ETP gives written notice to such Holder of the date of the commencement and termination of such period with respect to any such Underwritten Offering and (ii) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on ETP or on the officers or directors or any other unitholder of ETP on whom a restriction is imposed.
Section 2.06    Expenses. Except as otherwise provided in Section 2.07, ETP shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. In addition, ETP shall not be responsible for any Selling Expenses. ETP will pay all Registration Expenses in connection with any Shelf Registration Statement filed pursuant to Section 2.01(a), whether or not the Shelf Registration Statement becomes effective or any sale is made pursuant to the Shelf Registration Statement. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.
Section 2.07    Indemnification.
(a)    By ETP. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, ETP will indemnify and hold harmless each Selling Holder thereunder, its directors and officers and each underwriter pursuant to the applicable underwriting agreement with such underwriter and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that ETP will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or any prospectus contained therein or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
(b)    By Each Selling Holder. Each Selling Holder agrees severally and jointly to indemnify and hold harmless ETP, its directors and officers, and each Person, if any, who controls ETP within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from ETP to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or any prospectus contained therein or any amendment or supplement thereof relating to the Registrable Securities; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
(c)    Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.07. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.07 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (firm) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d)    Contribution. If the indemnification provided for in this Section 2.07 is held by a court or government agency of competent jurisdiction to be unavailable to ETP or any Selling Holder or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between ETP on the one hand and such Selling Holder on the other hand, in such proportion as is appropriate to reflect the relative fault of ETP on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of ETP on the one hand and each Selling Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)    Other Indemnification. The provisions of this Section 2.07 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
Section 2.08    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, ETP agrees to use its reasonable best efforts to:
(a)    Make and keep public information regarding ETP available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;
(b)    File with the Commission in a timely manner all reports and other documents required of ETP under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)    So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of ETP, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
Section 2.09    Transfer or Assignment of Registration Rights. The rights to cause ETP to include Registrable Securities in a Shelf Registration Statement may be transferred or assigned by ETE to one or more transferee(s) or assignee(s) of such Registrable Securities; provided that (a) such transferee or assignee receives at least 20% of the Common Units covered by this Agreement, (b) ETP is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of ETE under this Agreement.
Section 2.10    Section 2.10 Information by Holder. Any Holder or Holders of Registrable Securities included in any Shelf Registration Statement shall promptly furnish to ETP such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as ETP may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.
ARTICLE III
MISCELLANEOUS
Section 3.01    Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:
if to ETP to:

Energy Transfer Partners, L.P.
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
Attention:    Thomas E. Long
Email:        tom.long@energytransfer.com
if to ETE to:
Energy Transfer Equity, L.P.
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
Facsimile:    (214) 981-0701
Attention:    Thomas P. Mason

Email:         tom.mason@energytransfer.com

with copies to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Facsimile:    (713) 546-5401
Attention:    William N. Finnegan
Email:        bill.finnegan@lw.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.
Section 3.02    Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 3.03    Assignment of Rights. All or any portion of the rights and obligations of ETE under this Agreement may be transferred or assigned by ETE only in accordance with Section 2.09.
Section 3.04    Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of ETP or any successor or assign of ETP (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.
Section 3.05    Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.06    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 3.07    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.08    Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.
Section 3.09    Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.10    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by ETP set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
Section 3.11    Amendment. This Agreement may be amended only by means of a written amendment signed by ETP and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
Section 3.12    No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ENERGY TRANSFER PARTNERS, L.P.
By:    Energy Transfer Partners GP, L.P.,
its general partner
By:    Energy Transfer Partners, L.L.C.,
its general partner

By:______________________________
Thomas E. Long
Chief Financial Officer

ENERGY TRANSFER EQUITY, L.P.
By: LE GP, LLC, its general partner

By:______________________________
John W. McReynolds
President

Exhibit B
Excepted Subsidiaries

Energy Transfer Partners, L.P. (non-wholly owned subsidiaries)
Aqua PVR Water Services, LLC (51% interest)
Bakken Holdings Company LLC (60% interest)
Bakken Pipeline Investments LLC (60% interest)
Bayou Bridge Pipeline, LLC, a Delaware limited liability company (38.23% interest)
CBC/Leon Limited Partnership (91% interest)
Citrus Energy Services, Inc., a Delaware corporation (50% interest)
Citrus, LLC, a Delaware limited liability company (50% interest)
Comanche Trail Pipeline, LLC, a Texas limited liability company (16% interest)
Dakota Access Holdings LLC (60% interest)
Dakota Access Truck Terminals, LLC (45% interest)
Dakota Access, LLC (45% interest)
Eastern Gulf Crude Access, LLC (45% interest)
Edwards Lime Gathering, LLC (60% interest)
ELG Oil LLC (60% interest)
ELG Utility LLC (60% interest)
Energy Transfer Crude Oil Company, LLC (45% interest)
Energy Transfer LNG Export, LLC, a Delaware limited liability company (40% interest)
ET Crude Oil Terminals, LLC, a Delaware limited liability company (40% interest)
ETC Illinois LLC, a Delaware limited liability company (40% interest)
ETCO Holdings LLC, a Delaware limited liability company (40% interest)
Fayetteville Express Pipeline, LLC, a Delaware limited liability company (50% interest)
FEP Arkansas Pipeline, LLC, an Arkansas limited liability company (50% interest)
Florida Gas Transmission Company, LLC, a Delaware limited liability company (50% interest)
Lake Charles Exports, LLC, a Delaware limited liability company (20% interest)
Lake Charles LNG Export, LLC, a Delaware limited liability company (40% interest)
Lee 8 Storage Partnership, a Delaware limited partnership (29% interest)
Leon Limited Partnership, an Oklahoma limited partnership (50% interest)
Liberty Pipeline Group, LLC, a Delaware limited liability company (50% interest)
Mi Vida JV LLC (50% interest)
Midcontinent Express Pipeline LLC, a Delaware limited liability company (50% interest)
Ohio River System LLC ( 75% interest)
Ranch Westex JV LLC, a Delaware limited liability company (33.3% interest)
Regency Intrastate Gas LP, a Delaware limited partnership (49.99% interest)
RIGS GP LLC, a Delaware limited liability company (49.99% interest)
RIGS Haynesville Partnership Co., a Delaware general partnership (49.99% interest)
Rover Pipeline LLC (65% interest)
Sunoco Logistics Partners L.P., a Delaware limited partnership (25.92% interest)
Sunoco Partners LLC (99.9% interest)
Sunoco, LP, a Delaware limited partnership (38.9% interest)
Susser Holdings Corporation, a Delaware corporation (38.9% interest)
Sweeny Gathering, L.P., a Texas limited partnership 950% interest)
Trans-Pecos Pipeline, LLC, a Texas limited liability company (16% interest)